As filed with the Securities and Exchange Commission on August 9, 2022

Registration No. 333-261484

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IIOT-OXYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	7372	56-2415252
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

705 Cambridge Street

Cambridge, MA 02141

Telephone: (401) 307-3092

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Clifford L. Emmons

Chief Executive Officer

IIOT-OXYS, Inc.

705 Cambridge Street

Cambridge, MA 02141

Telephone: (401) 307-3092

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brian Higley, Esq.

Business Legal Advisors, LLC

14888 Auburn Sky Drive

Draper, UT 84020

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

REMOVAL OF SECURITIES FROM REGISTRATION

We previously registered the issuance and sale of up to 60,800,000 shares of our common stock (the “Shares”) to GHS Investments, LLC (“GHS”), an “accredited investor” as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), under the Equity Financing Agreement (the “Equity Financing Agreement”) dated November 1, 2021, under a Registration Statement on Form S-1, as amended (Registration No. 333-261484). By filing this Post-Effective Amendment No. 3 to the Registration Statement, we hereby remove from registration all of the Shares that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Securities.

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Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in Cambridge, Massachusetts on August 9, 2022.

IIOT-OXYS, INC.

By:	/s/ Clifford L. Emmons
Clifford L. Emmons
Chief Executive Officer (Principal Executive Officer)
Date:	August 9, 2022

By:	/s/ Karen McNemar
Karen McNemar
Interim Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	August 9, 2022

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Director, Chief Executive Officer (Principal Executive Officer)
Date:	August 9, 2022

By:	/s/ Karen McNemar
Karen McNemar, Interim Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	August 9, 2022

By:	/s/ Vidhyadhar Mitta
Vidhyadhar Mitta, Director
Date:	August 9, 2022

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